FUND ACCOUNTING AND ADMINISTRATION SERVICE AGREEMENT
FEES AND COMPENSATION

Appendix A
FUNDS TO BE SERVICED
(Updated September 7, 2017)

1.	Alpha Risk Tactical Rotation Fund
2.	Arin Large Cap Theta Fund[1]
3.	Cavalier Adaptive Income Fund
4.	Cavalier Dynamic Growth Fund
5.	Cavalier Fundamental Growth Fund
6.	Cavalier Global Opportunities Fund
7.	Cavalier Hedged High Income Fund
8.	Cavalier Multi Strategist Fund
9.	Cavalier Tactical Rotation Fund
10.	Goodwood SMID Long/Short Fund
11.	Matisse Discounted Closed-End Fund Strategy
12.	Nebraska Fund
13.	QCI Balanced Fund
14.	Roumell Opportunistic Value Fund
15.	Sector Rotation Fund
16.	Sirius S&P Strategic Large-Cap Allocation Fund

By: /s/ Katherine M. Honey

Name: Katherine M. Honey
Title: Nottingham, Executive Vice President

1 Effective March 1, 2018.

Appendix C.1
(Updated September 7, 2017)
Alpha Risk Tactical Rotation Fund

1.	Fund Accounting and Administration Fees

Fund Accounting Fee
● Base Fee:	$____ per month	● Asset-Based Fee: (minimum $____ per month)

● Class Fee:	$____ per month	Net Assets	Annual Fee
(beyond first)
		On the first $250 million	____%
● Asset-Based Fee:	1 basis point	On the next $250 million	____%
	(____%) per year	On the next $250 million	____%
		On the next $250 million	____%
		On the next $1 billion	____%
		On all assets over $2 billion	____%

1.	Miscellaneous Compensation

(a)	Peer Group, Comparative Analysis, and Compliance Support:

The Administrator provides peer grouping and comparative analysis reports to the Trust, along with data aggregation and monitoring services to the Trust's CCO in relation to the oversight of each Fund's portfolio.

For these services, each Fund will be invoiced at a rate of $____ per month.

2.	Domestic Custody Fee

(a)	Asset-Based Fee (minimum of $____ annually):

Net Assets	Annual Fee
On the first $200 million	____%
On all assets over $200 million	____%

This asset-based fee does not include custodial transaction fees, which are a separate responsibility of the Fund, as enumerated in Section 4 of this Agreement.

Appendix C.1
(Updated September 7, 2017)
Goodwood SMID Long/Short Fund

1.	Fund Accounting and Administration Fees

Fund Accounting Fee
● Base Fee:	$____ per month	● Asset-Based Fee: (minimum $____ per month)

● Class Fee:	$____ per month	Net Assets	Annual Fee
(beyond first)
		On the first $250 million	____%
● Asset-Based Fee:	1 basis point	On the next $250 million	____%
	(____%) per year	On the next $250 million	____%
		On the next $250 million	____%
		On the next $1 billion	____%
		On all assets over $2 billion	____%

1.	Miscellaneous Compensation

(a)	Peer Group, Comparative Analysis, and Compliance Support:

The Administrator provides peer grouping and comparative analysis reports to the Trust, along with data aggregation and monitoring services to the Trust's CCO in relation to the oversight of each Fund's portfolio.

For these services, each Fund will be invoiced at a rate of $____ per month.

2.	Domestic Custody Fee

(a)	Asset-Based Fee (minimum of $____ annually):

Net Assets	Annual Fee
On the first $200 million	____%
On all assets over $200 million	____%

This asset-based fee does not include custodial transaction fees, which are a separate responsibility of the Fund, as enumerated in Section 4 of this Agreement.

Appendix C.1
Nebraska Fund

1.	Fund Accounting and Administration Fees

Fund Accounting Fee
● Base Fee:	$____ per month	● Asset-Based Fee: (minimum $____ per month)

● Class Fee:	$____ per month	Net Assets	Annual Fee
(beyond first)
		On the first $250 million	____%
● Asset-Based Fee:	1 basis point	On the next $250 million	____%
	(____%) per year	On the next $250 million	____%
		On the next $250 million	____%
		On the next $1 billion	____%
		On all assets over $2 billion	____%

1.	Miscellaneous Compensation

(a)	Peer Group, Comparative Analysis, and Compliance Support:
The Administrator provides peer grouping and comparative analysis reports to the Trust, along with data aggregation and monitoring services to the Trust's CCO in relation to the oversight of each Fund's portfolio.

For these services, each Fund will be invoiced at a rate of $____ per month.

2.	Domestic Custody Fee

(a)	Asset-Based Fee (minimum of $____ annually):

Net Assets	Annual Fee
On the first $200 million	____%
On all assets over $200 million	____%

This asset-based fee does not include custodial transaction fees, which are a separate responsibility of the Fund, as enumerated in Section 4 of this Agreement.